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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 333-25379 and No. 333-39070 of Tesoro Petroleum Corporation on Form S-8 and in Registration Statement No. 333-51789 of Tesoro Petroleum Corporation on Form S-3 of our report dated October 12, 2001 with respect to the combined financial statements of The North Dakota and Utah Refining and Marketing Business of BP Corporation North America Inc. included in Tesoro Petroleum Corporation's Amendment No. 1 to Form 8-K, No. 1-3473 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
October 22, 2001